Morgan Stanley Income Securities Inc.
Item 77(O) 10F-3 Transactions
April 1, 2007 – September 30, 2007

Security
Purchased

Purchase/
Trade Date

Size of Offering

Offering
Price of
Shares

Total
Amount of
Offering

Amount of
Shares Purchased
By Fund

% of
Offering
Purchased
By Fund

% of Funds Total
Assets

Brokers

Purchased From

Capmark Financial Group 6.30% due 5/10/2017

05/03/07

-

$99.84

$295,000.00

450,000.00

0.09%

0.23%
Morgan Stanley, Citi, Credit Suisse, Goldman, Sachs & Co., Deutsche Bank Securities, JPMorgan RBS Greenwich Capital, Daiwa Securities SMBC Europe, Mitsubishi UFJ Securities, Wachovia Securities, West LB AG, Bank of America Securities LLC, Natixis, RBC Capital Markets, Scotia Capital, Lehman Brothers, Shinsei International Limited

Citigroup

Capmark Financial Group 5.875% due 5/10/2012

05/03/07

-

$99.96

$715,000.00

1,085,000.00

0.09%

0.66%
Morgan Stanley, Citi, Credit Suisse, Goldman, Sachs & Co., Deutsche Bank Securities, JPMorgan RBS Greenwich Capital, Daiwa Securities SMBC Europe, Mitsubishi UFJ Securities, Wachovia Securities, West LB AG, Bank of America Securities LLC, Natixis, RBC Capital Markets, Scotia Capital, Lehman Brothers, Shinsei International Limited

Citigroup

GS Mortgage Securities Corop II 2007 5.99% due 8/10/2045

06/21/07

-

$99.25

$3,661,032,000.00

$900,000. 00

0.02%

0.56%
GS Mortgage Securities Trust 2007-GG10, GS Mortgage Securities Corporation II, Greenwich Capital Financial Products, Inc., Goldman Sachs Mortgage Company, Commercial Mortgage Pass-Through Certificates, Series 2007-GG10, RBS Greenwich Capital, Bear, Stearns & Co. Inc, Morgan Stanley, Goldman Sachs & Co., Merrill Lynch & Co., Wachovia Securities

Goldman Sachs
Commercial Mortgage Pass Throu 6.0103% due 12/10/2049

08/06/07

-

$98.68

$1,454,915,000.00

1,300,000

0.99%

0.81%

Deutsche Bank Securities, Capmark Securities,Citigroup, Morgan Stanley, KeyBanc Capital Markets,

Deutsche Bank

Enel Finance International SA 5.700% due 1/15/2013

09/13/07

-

$99.79

$1,000,000,000.00

400,000

0.04%

0.25%
Citi, Credit Suisse, Goldman, Sachs & Co., Deutsche Bank Securitie, JPMorgan, Morgan Stanley

Citigroup